UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) August 30, 2000


                      Commission file number 000-30234


                       MILLENNIUM PLASTICS CORPORATION
                        formerly, Aurora Corporation
             (Exact name of registrant as specified in charter)


     Nevada                                       88-0422242
     (State of other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification Number)

     5631 S. Pecos Rd.,
     Las Vegas, Nevada                            89120
     (Address of Principal Executive Office)      (Zip Code)

                               (702) 454-2121
            (Registrant's Telephone Number, Including Area Code)


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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     Pursuant to the Acquisition Agreement, dated as of August 22, 2000 the acquisition calls for the exchange by Millennium of 12,000,000 shares of restricted common stock for 100 percent of the outstanding shares of Solplax Limited, a wholly owned subsidiary of SCAC Holdings Corp. ("SCAH"). The Millennium shares will be subject to a registration rights agreement and will be preliminarily issued to SCAH.

     Once Millennium effectively registers the shares with the SEC, pursuant to the Securities Act of 1933, SCAH will then be able to distribute the shares to its stockholders on a pro-rata basis. Millennium anticipates the registration of the shares to become effective by the first quarter of 2001.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     Pursuant to the Acquisition Agreement, dated as of August 22, 2000, by and among Millennium and SCAH, providing for the acquisition (the "Acquisition") of 100% of the issued and outstanding shares Solplax Limited by Millennium. Pursuant to the Acquisition, 12,000,000 restricted shares of Millennium will be exchanged for 100% of the issued and outstanding shares of Solplax. Following the Acquisition, Solplax will be a wholly owned subsidiary of Millennium.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

No events to report,

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

No events to report,

ITEM 5.   OTHER EVENTS

No events to report,

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

No events to report,

ITEM 7.   FINANCIAL STATEMENTS

No events to report,

ITEM 8.   CHANGE IN FISCAL YEAR

No events to report,

EXHIBITS

1.1  Acquisition Agreement
______
* Filed herewith

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MILLENNIUM PLASTICS CORPORATION

                                        By/s/ Paul Branagan
                                             Paul T. Branagan, President


Date: August 30, 2000